Company Contacts:
Bradley B. Buechler                Randy C. Martin
Chairman, President and            Executive Vice President and
Chief Executive Officer            Chief Financial Officer
(314) 721-4242                     (314) 721-4242

For Immediate Release
Thursday, May 30, 2002

                          SPARTECH CORPORATION REPORTS
                  SECOND QUARTER FISCAL 2002 SALES AND EARNINGS


Second Quarter Highlights:
   Net sales declined by 4%* to $233.2 million
   Operating earnings were $21.3 million
   Net earnings totaled $9.1 million, down 10%
   Diluted Earnings per share was $.33
   Cash flow from operations increased 59% to $28.8 million

      *After adjusting for the July 2001 divestiture of Spartech's custom molded
products business                                 (sales of $8.6 million in the
second quarter of 2001).

 Financial Summary (Unaudited)
 (Dollars in thousands, except per share data)
                                                Quarter Ended
                                      %
                                      05/04/02  05/05/01  Change
 OPERATING RESULTS                    $233,204  $252,099  (  7%)
   Net Sales
   Operating Earnings                 $  21,345   25,592   (17%)
   Net Earnings                       $   9,074  $10,123   (10%)
   Earnings Per Share:                $    0.34  $  0.38   (11%)
     Basic
     Diluted                          $    0.33  $  0.37   (11%)
 PERFORMANCE RATIOS
   Gross Margin                           15.5%     16.9%
   Operating Return on Net Sales           9.2%     10.2%
   Debt to Total Capitalization           41.4%     47.9%
   Return on Average Equity               16.1%     18.9%

 "Spartech's second quarter produced substantially better results than those of the first three months of our fiscal 2002. Net earnings for the second quarter, though down compared to last year's similar three month period, did increase by more than 85% from this year's first quarter, and also exceeded analyst consensus estimates."
  - Bradley B. Buechler, Chairman, President & Chief Executive Officer
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SPARTECH CORPORATION
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                         SPARTECH CORPORATION ANNOUNCES

                       SECOND QUARTER FISCAL 2002 RESULTS


     ST. LOUIS, May 30, 2002 - Spartech Corporation (NYSE:SEH) announced today sales and earnings for its second quarter ended May 4, 2002.

     Spartech's Chairman, President and CEO, Bradley B. Buechler, reported that sales for the second quarter of fiscal 2002 were $233.2 million, down 7% from the $252.1 million reported in 2001. The Company's fiscal 2002 second quarter operating earnings were $21.3 million or 17% lower than the $25.6 million reported for the same quarter last year. Second quarter 2002 net earnings were $9.1 million, or $0.33 per diluted share, compared to the $10.1 million, or $0.37 per diluted share, reported in 2001.

     Commenting on the results, Mr. Buechler stated, "Our second quarter produced substantially better results than the first three months of our fiscal 2002, and recent economic news points toward a more sustainable rebound developing later this year. Volume shipped in pounds during our second quarter totaled just over 316 million, which exceeded our volume for the prior year's similar period. This represents the first such quarterly volume increase in more than a year. Second quarter fiscal 2002 net earnings, though down by approximately 10% compared to the second quarter of last year, also responded favorably by increasing more than 85% from this year's first quarter as capacity utilization rates rose significantly."

SEGMENT RESULTS

     Custom Sheet & Rollstock - Spartech's Custom Sheet & Rollstock group saw steady improvement in weekly volume each month during the quarter and finished the period with a reasonably strong backlog moving into our fiscal third quarter. Despite the volume increases, second quarter sales in dollars for the group declined by 5%, as compared to last year's similar period, primarily due to changes in product mix and lower average resin costs. On a positive note, the group's second quarter operating margin (10.2%) moved closer to more normal levels, as volume returned and certain cost reduction initiatives took hold.

     (In Millions)
                              Second Quarter
                             2002       2001

          Net Sales        $158.2    $166.7

          Operating        $ 16.1    $ 18.6
          Earnings

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SPARTECH CORPORATION
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     Color & Specialty Compounds - Our Color & Specialty Compounds group continued to receive solid orders from most markets served, with the exception of consumer electronics, and recorded an approximate 5% increase in volume shipped versus last year's second quarter. The group's operating margin moved up solidly in the second quarter to 11.4%, from 10.3% in the first quarter, but still has some room for improvement as it heads towards more historical margins of 12-13% for this group.

     (In Millions)
                                   Second Quarter
                             2002        2001

          Net Sales        $  57.4   $  59.4

          Operating        $    6.5  $    6.6
          Earnings

     Molded & Profile Products - The Company's Molded & Profile Products segment also saw a modest rebound in both sales and operating earnings in the second quarter. Excluding the results of the molded products businesses sold in July of 2001, sales were basically level with last year's similar quarter, but up more than 25% from the first quarter of this year. Operating margin for the group (9.2%) improved from recent quarters but still trails the 12-14% margins this segment realized in the past.

      (In Millions)
                                   Second Quarter
                              2002       2001

          Net Sales        $  17.6   $  26.0

          Operating        $   1.6   $   2.9
          Earnings

     Finally, Mr. Buechler stated, "As we move into the second half of fiscal 2002, we are beginning to see some additional signs of economic recovery. Our customer inventories appear to have been streamlined over the last six months and we have noted some improvement in the recent level of orders. While customers continue to be cautious and reluctant in some cases to rebuild inventories despite the recent increases in resin prices, they are ordering on a more regular basis that allows us to produce at more efficient rates. Accordingly, while competitive pressures continue to provide a challenging environment, we are reasonably confident that our Focused Growth and Continuous Improvement Strategies will enable us to generate improved results for the second half of our fiscal year."


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SPARTECH CORPORATION
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     Spartech Corporation is a leading producer of engineered thermoplastic materials, polymeric compounds, and molded & profile products which has 44 facilities located throughout North America and Europe, with annual production capacity and sales of more than 1.2 billion pounds and $875 million, respectively.

Safe Harbor For Forward-Looking Statements
     Statements contained herein which are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 which are intended to be covered by the safe harbors created thereby. For a summary of important facts which could cause the Company's actual results to differ materially from those included in, or inferred by, the forward-looking statements, refer to the Company's Form 10-K for the fiscal year ended November 3, 2001, which is on file with the Securities and Exchange Commission.

                                -TABLE TO FOLLOW-


SPARTECH CORPORATION
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                              SPARTECH CORPORATION
                    (In Thousands, Except Per Share Amounts)

Operating Results

                  Three Months Ended (Unaudited)  Six Months Ended (Unaudited)
                  5/4/2002    5/5/2001    Percent 5/4/2002    5/5/2001   Percen
                                          Change                         t
                                                                         Change
Net Sales         $ 233,204   $ 252,099   (  7%)  $423,872    $492,734   (14%)

Operating         $  21,345   $  25,592   (17%)   $  35,932   $  49,093  (27%)
Earnings

Interest Expense
& Distributions
On Preferred      $    6,852  $           (26%)   $  13,783   $  18,968  (27%)
Securities                    9,265

Income Tax        $    5,419  $             (13%) $           $           (28%)
Provision                     6,204               8,213       11,447

Net Earnings      $    9,074  $  10,123     (10%) $  13.936   $           (25%)
                                                              18,678

Earnings Per
Common
Share - Diluted   $      .33  $     .37     (11%) $     .51   $     .69   (26%)

Weighted Average
Common
Shares               29,059      31,592              28,139      30,116
Outstanding -
Diluted

Notes:
(1) The Company's fiscal year ends on the Saturday closest to October 31. The First Quarter of Fiscal 2001 included 14 weeks compared to 13 weeks in the First
     Quarter of 2002.  This results in approximately 4% additional sales activity in
     the first six months of 2001 compared to our 2002 six months data.

(2) The fiscal 2001 results include the operations of the custom molded products business that was divested in July of last year. The business generated sales of $8.6 million and $17.1 million, and operating earnings of $.6 million and $.9 million in the prior year second quarter and first six months, respectively.

(3) Freight costs for 2001 have been reclassified to comply with EITF 00-10 "Accounting for Shipping and Handling Fees and Costs."
              The reclassification
     resulted in an increase to net sales and corresponding
             increase to cost of goods
     sold of $6.3 million and $12.3 million for the second quarter and six months, respectively.

(4) The Company adopted Financial Accounting Standards Board Statement No. 142 "Goodwill and Other Intangible Assets" effective at the beginning of fiscal year
     2002.  Statement No. 142 requires that goodwill
no longer be amortized against
     earnings, but instead tested for impairment at least annually.
Upon adoption,
     the Company did not have an impairment charge and
eliminated the amortization of
     goodwill, which totaled $2.0 million in the prior year
second quarter and $4.1
     million for the prior year six months, both of which ended May 5, 2001. Adjusted for the elimination of goodwill, diluted earnings per share  for the
     quarter and six months ended May 5, 2001 would have been $.42 and $.80, respectively.
SPARTECH CORPORATION
SECOND QUARTER 2002 EARNINGS
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                              SPARTECH CORPORATION
                            (In Thousands, Unaudited)



                               5/4/02     11/3/01     Percent
                                                      Change
Select Balance Sheet Data

Receivables, net              $128,212   $119,074         8%
Inventories                   $ 93,377   $  93,091        -%

Property, Plant and           $268,754   $274,155   (    2%)
Equipment, net
Accounts Payable & Accrued    $115,186   $100,699       14%
Liabilities

Total Debt                    $268,013   $288,714   (    7%)

Shareholders' Equity          $229,758   $216,546         6%


                            Three Months Ended          Six Months Ended
                          5/4/2002     5/5/2001     5/4/2002      5/5/2001
Select Cash Flow
Information

Cash Flow From           $  28,815   $  18,082    $  36,996    $  32,036
Operations

Capital Expenditures     $    4,805  $    3,157   $    8,576   $   8,568

Depreciation &           $    6,791  $    9,016   $  13,541    $  18,081
Amortization

Debt Repayments,
Excludes Acquisition     $  22,730   $  15,239    $  25,391    $  15,702
   Payments

Dividends on Common      $    2,554  $    2,535   $    5,096   $    5,065
Stock

Treasury Stock Acquired,
Net of Option (Proceeds) $  (1,361)  $     (297)  $   (2,283)   $   4,169